Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Financial Results for Second Quarter Fiscal 2012

Net Revenue was $107.0 Million

Non-GAAP Net Loss Per Share was $0.47

Company Reiterates Financial Outlook for Fiscal Year 2012

New York, NY – November 8, 2011 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported better-than-expected results for the second quarter of its fiscal year 2012, ended September 30, 2011.  In addition, the Company reiterated its financial outlook for the fiscal year 2012, ending March 31, 2012, and provided its initial financial outlook for the third quarter ending December 31, 2011.

For the second quarter of fiscal 2012, net revenue was $107.0 million, as compared to $245.0 million for the second quarter of fiscal 2011, which had benefited from the releases of Mafia II and Sid Meier’s Civilization V, and the post-launch performance of Red Dead Redemption.  GAAP loss from continuing operations was $47.3 million, or $0.57 per share, for the second quarter of fiscal 2012, as compared to GAAP income from continuing operations of $8.0 million, or $0.09 per diluted share, for the year-ago period.  Non-GAAP net loss was $39.4 million, or $0.47 per share, as compared to Non-GAAP net income of $18.4 million, or $0.20 per diluted share, for the year-ago period.

The strongest contributors to net revenue in the second quarter this year were catalog titles and digitally delivered content.  Catalog sales were led by the Grand Theft Auto franchise, Red Dead Redemption, Borderlands, Sid Meier’s Civilization V, Midnight Club Los Angeles, and NBA® 2K11.  New title sales were led by L.A. Noire, MLB® 2K11, and Nicktoons MLB.  Digitally delivered content accounted for 25% of net revenue, driven by offerings for the Grand Theft Auto franchise, Borderlands, Red Dead Redemption and the Sid Meier’s Civilization franchise.

For the six-month period ended September 30, 2011, net revenue was $441.4 million, as compared to $620.4 million for the year-ago period.  GAAP loss from continuing operations was $55.9 million, or $0.68 per share, as compared to GAAP income from continuing operations of $35.4 million, or $0.41 per diluted share, for the year-ago period.  Non-GAAP net loss was $37.4 million, or $0.45 per share, as compared to Non-GAAP net income $59.3 million, or $0.64 per diluted share, for the year-ago period.

Management Comments

“Our second quarter results exceeded expectations, driven by strong demand for the Company’s catalog offerings and digitally delivered add-on content that deepens the consumer experience,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “The second half of the year is off to a solid start with the launch of NBA 2K12, which received the highest ratings in the history of our industry-leading basketball series.  We expect to build upon this momentum through the balance of this year with groundbreaking new releases from our portfolio of hit franchises, including Max Payne 3 from Rockstar Games and The Darkness II from 2K Games, and a broad array of other offerings that promise to delight audiences worldwide — whether at home or on the go.

“Looking ahead, Take-Two has the strongest development pipeline in the Company’s history.  At the cornerstone of our stellar lineup is the recently announced next installment of Rockstar Games’ iconic franchise that has sold-in more than 114 million units — Grand Theft Auto V.  The creative team at Rockstar Games continues to set benchmarks for excellence with every new release and we’re confident that consumers’ enthusiasm will be rewarded with a breathtaking entertainment experience that can only be provided by Grand Theft Auto.

“With our diverse lineup of industry-leading franchises and focus on operational excellence, we continue to expect fiscal 2012 to be another profitable year for Take-Two on a Non-GAAP basis and fiscal 2013 to be one of our best years ever, with Non-GAAP net income in excess of $2.00 per diluted share.”

Business and Product Highlights

Since July 1, 2011:

•                  Take-Two Interactive amended its senior secured revolving credit facility on significantly improved terms.  As amended, the credit facility provides for borrowings of up to $100 million, plus an additional $40 million accordion feature, for a period of five-years.  The credit facility may be used to fund working capital, letters of credit and for other general corporate purposes.

•                  2K Games launched the Company’s first social game, Sid Meier’s Civilization World, for Facebook. The title was developed by Firaxis Games.

•                  2K Games announced that Borderlands 2, the next installment in the franchise that has sold-in over 5 million units worldwide, is currently in development with Gearbox Software and expected to launch in fiscal year 2013.

•                  Rockstar Games announced that Max Payne 3 is planned for release in March 2012.

•                  2K Games released the Sid Meier’s Civilization V: Game of the Year Edition for PC, featuring the standalone title and all previously released downloadable content. The strategy franchise has sold-in nearly 11 million units worldwide.

•                  2K Sports released NBA 2K12 to critical acclaim and the highest review scores in the history of the franchise (91 — Metacritic).  The game will be supported with the Legends Showcase downloadable content during the 2011 holiday season.  The label also released NBA 2K12 for the iPhone, iPod touch and iPad.

•                  Rockstar Games released the Red Dead Redemption: Game of the Year Edition, featuring the standalone title and all previously released add-on content.  The Red Dead franchise has sold-in over 13 million units worldwide.

•                  Rockstar Games announced that it plans to release a special edition of Grand Theft Auto III for mobile phones and tablets running iOS and Android during the fall in celebration of the game’s 10th anniversary.

•                  Rockstar Games announced that Grand Theft Auto V, the next installment in the interactive entertainment industry’s most iconic and critically acclaimed franchise, is currently in full development.

•                  2K Sports announced that Justin Verlander, the Detroit Tigers pitcher who was selected as the Players Choice Award winner for Player of the Year and American League Outstanding Pitcher, will be the cover athlete for Major League Baseball 2K12 when it launches in March 2012.

•                  Rockstar Games released L.A. Noire: The Complete Edition for the PC, featuring all previously released downloadable content.  This special edition is also planned for release on the Xbox 360 and PlayStation 3 on November 15, 2011 in North America and November 18, 2011 internationally.  L.A. Noire has sold-in more than 4 million units worldwide since its launch.

•                  2K Games now expects to release XCOM during fiscal 2013.

Financial Outlook for Fiscal 2012

Take-Two is reiterating its financial outlook for the fiscal year ending March 31, 2012 as set forth below.   This outlook reflects the Company’s better-than-expected second quarter results and strong outlook for the second half of the year, balanced against the change in the expected release date for XCOM from fiscal 2012 to fiscal 2013.  In addition, the Company is providing its initial financial outlook for the third quarter ending December 31, 2011:

	Third Quarter	Fiscal Year
	Ending 12/31/2011	Ending 3/31/2012

Revenue	$225 to $275 Million	$1.0 to $1.1 Billion

Non-GAAP Net Income per diluted share	$0.20 to $0.30	$0.10 to $0.35

Stock-based compensation expense per share (a)	$0.08	$0.38

Non-cash interest expense related to convertible debt	$0.02	$0.09

Expenses related to reorganization and unusual legal matters	$0.00	$0.01

Non-cash tax expense	$0.00	$0.02

(a)          The Company’s stock-based compensation expense for the periods above includes the cost of approximately 3.7 million shares issued to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

Key assumptions and dependencies underlying the Company’s guidance include continued consumer acceptance of current generation video game and computer entertainment systems; the ability to develop and publish products that capture market share for these systems; the timely delivery of the titles detailed in this release; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since July 1, 2011:

Title	Platforms	Release Date
L.A. Noire: Reefer Madness Case (DLC)	Xbox 360, PS3	July 12, 2011
Carnival Games: Monkey See, Monkey Do: Coastermania (DLC)	Kinect for Xbox 360	July 19, 2011
Sid Meier’s Pirates!	iOS	July 21, 2011
Sid Meier’s Civilization V: Korea (DLC)	PC	August 11, 2011
Sid Meier’s Civilization V: Wonders of the Ancient World (DLC)	PC	August 11, 2011
Nicktoons MLB	Kinect for Xbox 360, Wii, DS	September 13, 2011
Red Dead Redemption: Myths and Mavericks (DLC)	Xbox 360, PS3	September 13, 2011
Sid Meier’s Civilization V: Game of the Year Edition	PC	September 26, 2011
NBA 2K12	Xbox 360, PS3, PS2, PSP, Wii, PC, iOS	October 4, 2011
Red Dead Redemption: Game of the Year Edition	Xbox 360, PS3	October 11, 2011*
Duke Nukem Forever: Hail to the Icons Parody Pack (DLC)	Xbox 360, PS3, PC	October 11, 2011
Dora and Kai-Lan’s Pet Shelter	DS	November 1, 2011
Team Umizoomi	DS	November 1, 2011
Let’s Cheer!	Kinect for Xbox 360	November 7, 2011
L.A. Noire: The Complete Edition	PC	November 8, 2011*
Nickelodeon Dance	Kinect for Xbox 360, Wii	November 8, 2011

*North American release date; international release date three days after.

Take-Two’s lineup of future titles announced to date includes:

Title	Platforms	Planned Release
L.A. Noire: The Complete Edition	Xbox 360, PS3	November 15, 2011*
Carnival Games: Wild West 3D	3DS	November 21, 2011
Grand Theft Auto III — 10th Anniversary Edition	iOS, Android	Fall 2011
NBA 2K12: Legends Showcase (DLC)	Xbox 360, PS3	Holiday 2011
The Darkness II	Xbox 360, PS3, PC	February 7, 2012*
Max Payne 3	Xbox 360, PS3, PC	March 2012
Major League Baseball 2K12	Xbox 360, PS3, PS2, Wii, DS, PC	March 2012
BioShock Infinite	Xbox 360, PS3, PC	Calendar Year 2012
Spec Ops: The Line	Xbox 360, PS3, PC	First Half Fiscal ‘13
Borderlands 2	Xbox 360, PS3, PC	Fiscal Year 2013
XCOM	Xbox 360, PS3, PC	Fiscal Year 2013
Grand Theft Auto V	TBA	TBA

*North American release date; international release follows three days after.

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses Non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, income (loss) from operations, net income (loss), and earnings (loss) per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP.  They are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These Non-GAAP financial measures may be different from similarly titled measures used by other companies.

The Company believes that these Non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These Non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude certain items as follows:

•                  Stock-based compensation — the Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short- and long-term operating plans.  As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Business reorganization, restructuring and related expenses — the Company does not engage in reorganization activities on a regular basis and therefore believes it is appropriate to exclude business reorganization, restructuring and related expenses from its Non-GAAP financial measures.

•                  Income (loss) from discontinued operations — the Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its Non-GAAP financial measures. As the Company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its Non-GAAP financial measures.

•                  Professional fees and expenses associated with unusual legal and other matters — the Company has incurred expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its Non-GAAP financial measures.

•                  Non-cash interest expense related to convertible debt — The Company records non-cash interest expense on its convertible notes in addition to the interest expense already recorded for coupon payments. The Company excludes the non-cash portion of the interest expense from its Non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill — due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its Non-GAAP financial measures.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, marketer and publisher of interactive entertainment for consumers around the globe.  The Company develops and publishes products through its two wholly-owned labels Rockstar Games and 2K, which publishes its titles under the 2K Games, 2K Sports and 2K Play brands.  Our products are designed for console systems, handheld gaming systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended September 30,		Six months ended September 30,
	2011	2010	2011	2010

Net revenue	$107,034	$244,972	$441,414	$620,362

Cost of goods sold:
Product costs	40,137	67,026	138,588	168,103
Software development costs and royalties	17,248	44,592	101,850	108,630
Internal royalties	6,579	15,803	23,091	83,265
Licenses	10,739	9,221	22,393	20,690
Total cost of goods sold	74,703	136,642	285,922	380,688

Gross profit	32,331	108,330	155,492	239,674

Selling and marketing	28,773	46,602	103,456	96,407
General and administrative	25,785	26,620	56,362	52,822
Research and development	15,998	18,074	32,517	34,255
Depreciation and amortization	3,284	4,005	6,529	7,770
Total operating expenses	73,840	95,301	198,864	191,254
Income (loss) from operations	(41,509)	13,029	(43,372)	48,420
Interest and other, net	(4,333)	(1,644)	(8,013)	(6,382)
Income (loss) from continuing operations before income taxes	(45,842)	11,385	(51,385)	42,038
Provision for income taxes	1,419	3,347	4,495	6,638
Income (loss) from continuing operations	(47,261)	8,038	(55,880)	35,400
Loss from discontinued operations, net of taxes	(110)	(4,699)	(204)	(5,747)
Net income (loss)	$(47,371)	$3,339	$(56,084)	$29,653

Earnings (loss) per share:
Continuing operations	$(0.57)	$0.09	$(0.68)	$0.41
Discontinued operations	—	(0.05)	—	(0.06)
Basic earnings (loss) per share	$(0.57)	$0.04	$(0.68)	$0.35

Continuing operations	$(0.57)	$0.09	$(0.68)	$0.41
Discontinued operations	—	(0.05)	—	(0.06)
Diluted earnings (loss) per share	$(0.57)	$0.04	$(0.68)	$0.35

Weighted average shares outstanding: (1)
Basic	82,940	85,580	82,722	85,534
Diluted	82,940	85,580	82,722	85,534

(1)	Basic and diluted include participating shares of 5,786 and 5,968 for the three and six months ended September 30, 2010, respectively.

	Three months ended September 30,		Six months ended September 30,
OTHER INFORMATION	2011	2010	2011	2010

Geographic revenue mix
North America	52%	49%	52%	53%
International	48%	51%	48%	47%

Platform revenue mix
Microsoft Xbox 360	39%	32%	47%	40%
Sony PlayStation 3	30%	36%	38%	42%
PC	14%	19%	9%	10%
Sony PSP	4%	2%	2%	2%
Nintendo Wii	4%	5%	1%	3%
Nintendo DS	4%	3%	1%	2%
Sony PlayStation 2	3%	2%	1%	1%
Other	2%	1%	1%	0%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	March 31,
	2011	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$269,740	$280,359
Accounts receivable, net of allowances of $17,434 and $42,900 at September 30, 2011 and March 31, 2011, respectively	19,572	84,217
Inventory	45,077	24,578
Software development costs and licenses	150,373	131,676
Prepaid taxes and taxes receivable	5,834	8,280
Prepaid expenses and other	55,343	37,493
Total current assets	545,939	566,603

Fixed assets, net	18,107	19,632
Software development costs and licenses, net of current portion	122,676	138,320
Goodwill	225,729	225,170
Other intangibles, net	16,735	17,833
Other assets	2,730	4,101
Total assets	$931,916	$971,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$90,331	$56,153
Accrued expenses and other current liabilities	126,931	158,459
Deferred revenue	17,193	13,434
Liabilities of discontinued operations	1,060	2,842
Total current liabilities	235,515	230,888

Long-term debt	111,299	107,239
Income taxes payable	13,498	12,037
Other long-term liabilities	3,117	2,961
Liabilities of discontinued operations, net of current portion	2,605	3,255
Total liabilities	366,034	356,380
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 150,000 shares authorized; 86,366 and 86,119 shares issued and outstanding at September 30, 2011 and March 31, 2011, respectively	864	861
Additional paid-in capital	722,406	706,482
Accumulated deficit	(158,607)	(102,523)
Accumulated other comprehensive income	1,219	10,459
Total stockholders’ equity	565,882	615,279
Total liabilities and stockholders’ equity	$931,916	$971,659

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Six months ended September 30,
	2011	2010

Operating activities:
Net income (loss)	$(56,084)	$29,653
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Amortization and impairment of software development costs and licenses	84,361	92,409
Depreciation and amortization	6,529	7,770
Loss from discontinued operations	204	5,747
Amortization and impairment of intellectual property	716	1,743
Stock-based compensation	12,660	17,714
Amortization of discount on Convertible Notes	4,060	3,568
Amortization of debt issuance costs	626	626
Other, net	91	(1,033)
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	64,645	(30,515)
Inventory	(20,499)	(21,406)
Software development costs and licenses	(87,584)	(83,531)
Prepaid expenses, other current and other non-current assets	(14,734)	(29,691)
Deferred revenue	3,759	2,009
Accounts payable, accrued expenses, income taxes payable and other liabilities	(7,821)	78,251
Net cash used in discontinued operations	(1,161)	(8,067)
Net cash (used in) provided by operating activities	(10,232)	65,247

Investing activities:
Purchase of fixed assets	(4,780)	(5,674)
Settlement of purchase price related to discontinued operations	(1,475)	—
Cash received from sale of business	—	3,075
Payments in connection with business combinations, net of cash acquired	—	(1,000)
Net cash used in investing activities	(6,255)	(3,599)

Financing activities:
Proceeds from exercise of employee stock options	195	87
Net cash provided by financing activities	195	87

Effects of exchange rates on cash and cash equivalents	5,673	(2,754)

Net increase (decrease) in cash and cash equivalents	(10,619)	58,981
Cash and cash equivalents, beginning of year	280,359	145,838
Cash and cash equivalents, end of period	$269,740	$204,819

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

RECONCILIATION OF GAAP TO Non-GAAP MEASURES (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2011	2010	2011	2010
Gross Profit
GAAP Gross Profit	$32,331	$108,330	$155,492	$239,674
Stock-based compensation	381	1,788	3,585	8,008
Non-GAAP Gross Profit	$32,712	$110,118	$159,077	$247,682

Income (Loss) from Operations
GAAP Income (Loss) from Operations	$(41,509)	$13,029	$(43,372)	$48,420
Stock-based compensation	4,612	6,493	12,660	17,714
Business reorganization and related	768	1,713	768	1,713
Professional fees and legal matters	—	(113)	176	(52)
Non-GAAP Income (Loss) from Operations	$(36,129)	$21,122	$(29,768)	$67,795

Net Income (Loss)
GAAP Net Income (Loss)	$(47,371)	$3,339	$(56,084)	$29,653
Discontinued operations	110	4,699	204	5,747
Stock-based compensation	4,612	6,493	12,660	17,714
Professional fees and legal matters	—	(113)	176	(52)
Business reorganization and related	768	1,713	768	1,713
Non-cash interest expense	2,063	1,813	4,060	3,568
Non-cash tax expense	466	467	821	921
Non-GAAP Net Income (Loss)	$(39,352)	$18,411	$(37,395)	$59,264

Diluted Earnings (Loss) Per Share (1)
GAAP earnings (loss) per share	$(0.57)	$0.04	$(0.68)	$0.35
Non-GAAP earnings (loss) per share	$(0.47)	$0.20	$(0.45)	$0.64

Number of diluted shares used in computation (2)
GAAP	82,940	85,580	82,722	85,534
Non-GAAP	82,940	98,507	82,722	98,461

(1) For the three and six months ended September 30, 2010, Non-GAAP diluted EPS has been calculated using the “if-converted” method as a result of the Convertible Senior Notes (“Convertible Notes”) issued in June 2009. Non-GAAP net income used for computing Non-GAAP diluted EPS has been adjusted by $1,679 and $3,326, respectively. The shares used for computing includes 12,927 shares related to the potential dilution from the Convertible Notes.

(2) For the three and six months ended September 30, 2010, the diluted shares used in the computation of GAAP and Non-GAAP EPS include participating shares of 5,786 and 5,968, respectively.